Exhibit 24.8

                                POWER OF ATTORNEY


         Know all by these presents, that the undersigned hereby constitutes and appoints each of Robert J. Conner and Ronald J. Lieberman, acting individually, the undersigned's true and lawful attorney-in-fact to execute and deliver in its name and on its behalf whether the undersigned is acting individually or as representative of others, any and all filings required to be made by the undersigned under the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities that may be deemed to be beneficially owned by the undersigned under the Act.

         The undersigned hereby grants to each such attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present by one of its authorized signatories, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, have lawfully done or caused to be done in the past, or shall lawfully do or cause to be done in the future, by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings with respect to the undersigned's holdings of and transactions in securities that may be deemed to be beneficially owned by the undersigned under the Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of March, 2009.


                                         MEADOW VALLEY PARENT CORP.


                                         By:  /s/ Ted W. Beneski
                                              ----------------------------------
                                              Name:  Ted W. Beneski
                                              Title: Chairman of the Board